BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Third Quarter Report
Quarter ended September 30, 2009



PALOMAR
(left and right) **Hotel Palomar,** *Dallas, TX*

Third Quarter Overview

- At the Hotel Palomar and the Residences at Hotel Palomar, we have continued to have success in leasing retail space, raising the occupancy rate to 96%. The program to lease unsold condominium units has also progressed, with 38 out of 44 finished units leased as of November 30, 2009. A two-year loan extension on the condominium tower with our lender was completed as of October 1.
- Through the efforts of our asset management staff, we have aggregated successful appeals of property taxes on our assets resulting in annual tax savings of approximately $1.2 million. Further savings are possible if we prevail in additional property tax proceedings.
- Annual operating expenses (excluding property taxes) have been reduced by $365,000 through the re-bidding of monthly contract services at the office and retail properties.
- Plaza Bank Center's occupancy has been adversely affected by the current economic disruptions with no increase from the 60% occupancy level of previous quarters. We are currently renegotiating our debt structure with the lender in an attempt to reposition the asset so it can compete more effectively in current market conditions.
- As provided under this program's partnership agreement and to assist broker dealers in complying with FINRA regulations, we are currently conducting an effort to establish an estimated unit valuation. This estimate will be communicated to investors by January 15.

Financial Highlights

Some numbers have been rounded for presentation purposes.

(in thousands)	*3 mos. ended Sep. 30, 2009*	*9 mos. ended Sep. 30, 2009*
Total revenues	$ 5,466	$ 16,053
Net operating income[1]	$ 183	$ 947
	As of Sep. 30, 2009	
Total assets	$ 200,991	
Total liabilities	$ 178,217	

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to "Go Paperless" at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.





Bretton Woods *Dallas, TX*

Bretton Woods is a gated community with exceptional-quality custom-constructed homes, located in an area of Dallas that offers convenient access to both downtown and the north suburbs. The first lot in the development was sold in the third quarter, and the buyer is now in the process of building a large home.

According to an article in the November 18, 2009, *Dallas Business Journal*, Bob Morris, executive vice president of the Home Builders Association of Greater Dallas, said North Texas may be headed for a housing shortage.

Morris said the situation may be created due to declining inventory levels and the fact that many custom and small homebuilders are being chased out of a market that provides little to no financing or credit.

"We will have a shortage in North Texas because there is not any real inventory to speak of," Morris said. He added that production builders—companies that can finance their own loans—are probably jumping back in from the sidelines to build homes throughout North Texas in anticipation of a recovered economy and pent up demand.

"If you go back two years or more, every month we've closed more units than we've built," Morris said.



Cassidy Ridge Residences *Telluride, CO*

With the approach of the 2009–2010 winter season, construction progress at Cassidy Ridge Residences reached a midway point. Excavation of the Sundance ridgeline was completed in the fall and preparations made for foundations of the final building and underground parking structure. Building Two at the base of the ridge will be completed over the winter and feature a spectacular model penthouse unit featuring luxurious amenities and dramatic architecture. Buildings Four and Five, which command equally spectacular panoramic vistas of the Mountain Village ski runs and the famous Telluride box canyon, will be completed over the summer in 2010. Final project completion is targeted for the 2010 Telluride ski season. Cassidy Ridge Residences would be the only luxury condominium project in Telluride higher than 9,600 feet above sea level to be completed and marketed for sale in 2010.



1221 Coit *Dallas, TX*

1221 Coit is an attractive asset for call center and data center users, offering a number of well-designed amenities plus more than 1,000 surface parking spaces. In 2008, we completed exterior capital improvements, interior lobby upgrades, and created a marketing center on the mezzanine level that overlooks the 1,000-seat call center.



Landmark I & II *Dallas, TX*

Recent leasing interest for this asset has been steady with four prospective tenants seeking space between 20,000 square feet to 100,000 square feet. In 2008, two holdover tenants vacated this asset as anticipated. As a result, Landmark I & II was 35% leased as of September 30, 2009. Once long-term tenants are secured and the debt markets have stabilized, we intend to market this asset for sale.



Plaza Bank Center *Dallas, TX*

Occupancy at Plaza Bank Center has remained at 60% for the last three quarters. This 98,800-square-foot retail center continues to face leasing challenges. During the first quarter, we were successful in renewing a 1,100-square-foot lease, though one of our existing tenants terminated its lease. However, we were able to relocate the tenant to the Hotel Palomar's retail space at higher rental rates, a net positive overall for the portfolio. In 2009, we secured three additional new leases, for a total of 4,200 square feet with commencement dates ranging from October through January 2010.

We remain in discussions with a current tenant that would potentially expand its current 11,000-square-foot space. In 2007, our anchor tenant, Compass Bank, renewed its 16,000 square foot lease for an additional 10 years—a triple net lease at an average of $20 per square foot rent.

We are currently renegotiating our debt structure with the lender in an attempt to reposition the asset so it can compete more effectively in the current market.



5050 Quorum *Dallas, TX*

Located along the North Dallas Tollway, this 133,799-square-foot office building increased its occupancy to 81% as of September 30, 2009. We executed a lease with a 3,000-square-foot tenant, which will commence in the fourth quarter. Several other 1,500- to 3,000-square-foot users have toured the property and we anticipate receiving requests for proposals within the next 30 days.

One of our tenants has filed for bankruptcy. Although the tenant remains current on rent obligations, there has been no indication whether they will emerge from bankruptcy with the lease intact.

As will happen with a soft economy, tenants often have excess office space and will try to sublease a portion of their space. 5050 Quorum is no exception, and four tenants are currently marketing their excess space. Should a subtenant be found, we will work to extend the subtenant's lease past the termination date of the existing lease.

Net Operating Income (NOI)[1]

(in thousands)	*3 mos. ended Sep. 30, 2009*	*3 mos. ended Sep. 30, 2008*	*9 mos. ended Sep. 30, 2009*	*9 mos. ended Sep. 30, 2008*
Total revenues	$ 5,466	$ 6,582	$ 16,053	$ 22,610
Operating expenses				
Property operating expenses	3,989	4,924	12,151	14,504
Real estate taxes, net	771	794	1,828	2,887
Property and asset management fees	427	453	1,356	1,384
Advertising costs	61	207	207	422
Cost of real estate inventory sales	263	237	263	661
Less: Asset management fees	(228)	(234)	(699)	(698)
Total operating expenses	5,283	6,381	15,106	19,160
Net operating income	$ 183	$ 201	$ 947	$ 3,450

Reconciliation to Net Loss

Net operating income	$ 183	$ 201	$ 947	$ 3,450
Less: Depreciation and amortization	(1,660)	(1,532)	(4,795)	(6,691)
General and administrative expenses	(377)	(417)	(1,277)	(960)
Interest expense, net	(1,860)	(1,968)	(5,236)	(6,119)
Asset management fees	(228)	(234)	(699)	(698)
Inventory valuation adjustment	-	(6,568)	-	(7,953)
Provision for income taxes	(36)	(44)	(157)	(176)
Add: Interest income	3	15	14	60
Loss on derivative instrument, net	(163)	-	(435)	-
Loss on sale of assets	-	-	-	(2)
Income (loss) from discontinued operations	(5)	1,446	3	1,190
Net loss	$ (4,143)	$ (9,101)	$ (11,635)	$ (17,899)

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of condominium sales. Management beleves that NOI provides an accurate measure of the Partnership's operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.





Hotel Palomar *Dallas, TX*

We continue to be proactive in today's stressful economic environment in our management of the Hotel Palomar property. Our rental program at the Residences at Hotel Palomar is intended to stabilize the condominium development and generate substantial rental revenue, offsetting carrying costs toward the time when the condominium market rebounds. So far we have been very successful with 38 out of 44 finished condominiums in the rental program leased, with some of the leases featuring purchase options. We have also been successful in raising the retail occupancy rate to 96%, with only one remaining retail space available for leasing.

Consolidated Balance Sheets

(in thousands)		As of Sep. 30, 2009		As of Dec. 31, 2008
Assets				
Real estate				
Land	$	31,000	$	31,000
Buildings and improvements, net		99,975		91,543
Total real estate		130,975		122,543
Real estate inventory, net		53,434		56,033
Cash and cash equivalents		1,900		4,584
Restricted cash		2,858		2,631
Accounts receivable, net		3,996		4,267
Prepaid expenses and other assets		1,141		1,279
Furniture, fixtures, and equipment, net		2,701		3,580
Deferred financing fees, net		552		1,055
Lease intangibles, net		3,434		3,946
Total assets	$	200,991	$	199,918
Liabilities and Equity				
Liabilities				
Notes payable	$	141,191	$	140,717
Note payable to related party		26,470		13,270
Accounts payable		1,553		1,320
Payables to related parties		1,319		562
Acquired below-market leases, net		57		68
Distributions payable		-		260
Accrued liabilities		7,492		8,351
Capital lease obligations		135		179
Total liabilities		178,217		164,727
Commitments and contingencies				
Equity				
Partners' capital				
Limited partners – 11,000,000 units authorized, 10,803,839 units issued and outstanding at September 30, 2009 and December 31, 2008		15,159		26,401
General partners		9,208		9,208
Accumulated other comprehensive loss		-		(735)
Partners' capital		24,367		34,874
Noncontrolling interest		(1,593)		317
Total equity		22,774		35,191
Total liabilities and equity	$	200,991	$	199,918

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filing with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

Consolidated Statements of Cash Flows

(in thousands, except per unit amounts)		9 mos. ended Sep. 30, 2009		9 mos. ended Sep. 30, 2008
Cash flows from operating activities				
Net loss	$	(11,635)	$	(17,899)
Adjustments to reconcile net loss to net cash used in operating activities				
Loss on sale of assets		-		2
Gain on sale of discontinued operations		-		(1,612)
Depreciation and amortization		5,875		7,850
Inventory valuation adjustment		-		7,953
Loss on derivative instrument, net		435		-
Change in real estate inventory		(7,754)		(3,977)
Change in accounts receivable		271		(1,654)
Change in prepaid expenses and other assets		138		(31)
Change in lease intangibles		(66)		(839)
Change in accounts payable		27		(251)
Change in accrued liabilities		(2,003)		(405)
Change in payables or receivables with related parties		757		1,212
Cash used in operating activities		(13,955)		(9,651)
Cash flows from investing activities				
Capital expenditures for real estate		(346)		(1,432)
Proceeds from sale of assets		-		10,293
Change in restricted cash		(227)		(535)
Cash (used in) provided by investing activities		(573)		8,326
Cash flows from financing activities				
Proceeds from notes payable		2,634		14,619
Proceeds from note payable to related party		13,200		10,900
Payments on notes payable		(2,095)		(19,818)
Payments on capital lease obligations		(44)		(40)
Financing costs		(74)		(509)
Distributions		(1,777)		(2,305)
Distributions to minority interest holders		-		(6)
Contributions from noncontrolling interest holders		-		66
Contributions from general partners		-		1,671
Cash flows provided by financing activities		11,844		4,578
Net change in cash and cash equivalents		(2,684)		3,253
Cash and cash equivalents at beginning of period		4,584		4,907
Cash and cash equivalents at end of period	$	1,900	$	8,160
Supplemental disclosure				
Interest paid, net of amounts capitalized	$	4,047	$	6,060
Income tax paid	$	209	$	201
Non-cash investing activities				
Capital expenditures for real estate in accrued liabilities	$	-	$	40
Reclassification of real estate inventory to buildings	$	11,500	$	-
Non-cash financing activities				
Non-cash distributions to noncontrolling interest holder	$	-	$	973
Financing costs in accrued liabilities	$	25	$	20

Consolidated Statements of Operations

(in thousands, except per unit amounts)	*3 mos. ended Sep. 30, 2009*	*3 mos. ended Sep. 30, 2008*	*9 mos. ended Sep. 30, 2009*	*9 mos. ended Sep. 30, 2008*
Revenues				
Rental revenue	$ 2,275	$ 2,624	$ 6,543	$ 10,087
Hotel revenue	2,881	3,693	9,200	11,748
Real estate inventory sales	310	265	310	775
Total revenues	5,466	6,582	16,053	22,610
Expenses				
Property operating expenses	3,989	4,924	12,151	14,504
Inventory valuation adjustment	-	6,568	-	7,953
Interest expense, net	1,860	1,968	5,236	6,119
Real estate taxes, net	771	794	1,828	2,887
Property and asset management fees	427	453	1,356	1,384
General and administrative	377	417	1,277	960
Advertising costs	61	207	207	422
Depreciation and amortization	1,660	1,532	4,795	6,691
Cost of real estate inventory sales	263	237	263	661
Total expenses	9,408	17,100	27,113	41,581
Interest income	3	15	14	60
Loss on sale of assets	-	-	-	(2)
Loss on derivative instrument, net	(163)	-	(435)	-
Loss from continuing operations before income taxes and noncontrolling interest	(4,102)	(10,503)	(11,481)	(18,913)
Provision for income taxes	(36)	(44)	(157)	(176)
Loss from continuing operations before noncontrolling interest	(4,138)	(10,547)	(11,638)	(19,089)
Discontinued operations				
Income (loss) from discontinued operations	(5)	(166)	3	(422)
Gain on sale of discontinued operations	-	1,612	-	1,612
Income (loss) from discontinued operations	(5)	1,446	3	1,190
Net loss	(4,143)	(9,101)	(11,635)	(17,899)
Noncontrolling interest in continuing operations	764	271	1,919	1,706
Noncontrolling interest in discontinued operations	2	(607)	(9)	(511)
Net (income) loss attributable to noncontrolling interest	766	(336)	1,910	1,195
Net loss attributable to the Partnership	$ (3,377)	$ (9,437)	$ (9,725)	$ (16,704)
Amounts attributable to the Partnership				
Continuing operations	$ (3,374)	$ (10,276)	$ (9,719)	$ (17,383)
Discontinued operations	(3)	839	(6)	679
Net loss attributable to the Partnership	$ (3,377)	$ (9,437)	$ (9,725)	$ (16,704)
Basic and diluted weighted average limited partnership units outstanding	10,804	10,804	10,804	10,804
Net loss per limited partnership unit – basic and diluted				
Loss from continuing operations attributable to the Partnership	$ (0.31)	$ (0.95)	$ (0.90)	$ (1.61)
Income from discontinued operations attributable to the Partnership	-	0.07	-	0.06
Basic and diluted net loss per limited partnership unit	$ (0.31)	$ (0.88)	$ (0.90)	$ (1.55)



250/290 John Carpenter *Irving, TX*

Leasing activity is continuing with a letter of intent for 115,000 square feet signed in October 2009 with the commencement scheduled for October 2010. The prospective tenant is currently reviewing a draft lease. Another prospective tenant interested in leasing 100,000 square feet has made our property one of two finalists in its search. A third prospect is interested in leasing 125,000 square feet has toured the property extensively, and we have four other prospects interested in leases ranging from 30,000 to 100,000 square feet. All of the prospective tenants are targeting 2010 occupancy and commencement dates.

The project has been pre-certified for the Leadership in Energy and Environmental Design for Existing Buildings (LEED-EB) Gold Certification. This designation has played a significant role in the increased leasing activity at the property. Awarded by the U.S. Green Building Council (USGBC), LEED-EB Certification provides third-party verification of an existing facility's proven environmental sustainability. To qualify for this distinction, a building must meet stringent material and performance standards.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2009 and December 31, 2008 and our unaudited, consolidated results of operations and cash flows for the periods ended September 30, 2009 and September 30, 2008. A copy of the Partnership's Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 12/09 • IN • 404070 © 2009 Behringer Harvard

Third Quarter Report

Behringer Harvard Short-Term Opportunity Fund I LP


Bretton Woods, Dallas, TX

behringerharvard.com

Q3 2009

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP